EXHIBIT 99.1

EMPIRE PETROLEUM ANNOUNCES EXTENSION OF PREVIOUSLY ANNOUNCED RIGHTS OFFERING

TULSA, Okla., July 24, 2025 -- (BUSINESS WIRE) -- Empire Petroleum Corporation (NYSE American: EP) ("Empire" or the "Company"), an oil and gas company with current producing assets in New Mexico, North Dakota, Montana, Texas, and Louisiana, announced today that it has extended the expiration date of its previously announced subscription rights offering (“Rights Offering”) pursuant to which it intends to raise gross proceeds of up to approximately $5.0 million, including $2.5 million from the exercise of the warrants issued as part of the Rights Offering. The Company has extended the expiration date in order to allow its stockholders to have more time to consider their participation and arrange finances for the Rights Offering.

The Company is distributing at no charge to holders of its common stock, par value $0.001 per share ("Common Stock"), as of the close of business on July 10, 2025 (the record date for the Rights Offering), one subscription right for each share of Common Stock held. Each subscription right entitles the holder to purchase one unit at a subscription price of $5.30 per unit, each unit consisting of 0.0139 shares of Common Stock and one warrant exercisable for 0.0136 shares of Common Stock at $5.46 per share. As a result, a stockholder must hold at least 72 shares of Common Stock to receive subscription rights to purchase at least one unit. The subscription rights and warrants are non-transferable, and will not be listed for trading on any stock exchange or market. In addition, holders of subscription rights who fully exercise their subscription rights are entitled to over-subscribe for additional units, subject to proration.

The Rights Offering is now expected to expire at 5:00 p.m., Eastern Time, on July 30, 2025 (“Expiration Date”), subject to extension or earlier termination.

Phil E. Mulacek, Chairman of the Board of Empire and one of the Company’s largest shareholders, has indicated that he intends to participate in the Rights Offering and fully subscribe to the units corresponding to his subscription rights. He has also indicated that he intends to fully exercise his over-subscription rights to purchase his pro rata share of the underlying securities related to the Rights Offering that remain unsubscribed at the Expiration Date.

Holders of subscription rights who hold their shares directly have received a prospectus, a prospectus supplement, a letter from Empire describing the Rights Offering, and a subscription rights certificate. Empire will also be providing an additional prospectus supplement regarding the updated terms noted in this news release. Those holders who intend to exercise their subscription rights and over-subscription rights should review all of these materials, properly complete and execute the subscription rights certificates, and deliver the subscription rights certificates and full payment to Securities Transfer Corporation, the subscription agent for the Rights Offering, at the address set forth in the prospectus supplements referenced below.

The Rights Offering is more fully described in the prospectus supplement filed with the Securities and Exchange Commission (“SEC”) on July 10, 2025, as supplemented by the prospectus supplement filed with the SEC on July 24, 2025. A copy of the prospectus, prospectus supplements or further information with respect to the Rights Offering may be obtained by contacting Securities Transfer Corporation, the subscription and information agent for the Rights Offering, at (469) 633-0101.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Empire Petroleum

Empire Petroleum Corporation is a publicly traded, Tulsa-based oil and gas company with current producing assets in New Mexico, North Dakota, Montana, Texas, and Louisiana. Management is focused on organic growth and targeted acquisitions of proved developed assets with synergies with its existing portfolio of wells. More information about Empire can be found at www.empirepetroleumcorp.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitations, statements with respect to the Company’s estimates, strategy and prospects. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2024, and its other filings with the SEC. Readers and investors are cautioned that the Company’s actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, and other risks and uncertainties related to the conduct of business by the Company. Other than as required by applicable securities laws, the Company does not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations, or otherwise.

Contacts

Empire Petroleum Corporation:
Mike Morrisett

President and CEO
539-444-8002
info@empirepetrocorp.com

Kali Carter

Communications & Investor Relations Manager

918-995-5046

IR@empirepetrocorp.com

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